Exhibit 21.1
Bright Horizons Family Solutions Inc. and Subsidiaries
As of December 31, 2015

Entity	Jurisdiction of Organization
Bright Horizons Family Solutions Inc.	Delaware
Bright Horizons Capital Corp.	Delaware
Bright Horizons Family Solutions LLC	Delaware
CorporateFamily Solutions LLC	Tennessee
Bright Horizons LLC	Delaware
Bright Horizons Children’s Centers LLC	Delaware
ChildrenFirst LLC	Massachusetts
Work Options Group, Inc.	Colorado
Resources in Active Learning	California
Lipton Corporate Child Care Centers, Inc.	Delaware
Lipton Corporate Child Care Centers (Morris County), Inc.	Delaware
Lipton Corporate Child Care Centers (Oakwood at the Windsor), Inc.	Pennsylvania
Edlink, LLC.	Delaware
Future Assets, Inc.	California
Hildebrandt Learning Centers, LLC	Pennsylvania
Children’s Choice Learning Centers, Inc.	Nevada
Summa Associates, Inc.	Arizona
Children’s Choice SB Corporation	Nevada
CCLC Children’s Choice Arizona Corporation I	Arizona
Children’s Choice Florida Corporation II	Florida
Children’s Choice Illinois Corporation I	Illinois
Children’s Choice Illinois Corporation II	Illinois
Children’s Choice Indiana Corporation I	Indiana
Children’s Choice Indiana Corporation II	Indiana
Children’s Choice Kentucky Corporation I	Kentucky
Children’s Choice Michigan Corporation I	Michigan
Children’s Choice Missouri Corporation I	Missouri
Children’s Choice Missouri Corporation II	Missouri
Children’s Choice Nebraska Corporation II	Nebraska
Children’s Choice Nevada Corporation I	Nevada
Children’s Choice Nevada Corporation II	Nevada
Children’s Choice Nevada Corporation III	Nevada
Children’s Choice Nevada Corporation IV	Nevada
Children’s Choice Nevada Corporation V	Nevada
Children’s Choice North Carolina Corporation I	North Carolina
Children’s Choice Oklahoma Corporation I	Oklahoma
Children’s Choice Pennsylvania Corporation I	Pennsylvania
Children’s Choice South Carolina Corporation I	South Carolina
Children’s Choice Tennessee Corporation I	Tennessee
Children’s Choice Wisconsin Corporation I	Wisconsin
Children’s Choice Nevada Property, L.L.C.	Nevada
UVP Holdings, LLC	Delaware
UVP Operating, LLC	Delaware
BHFS One Limited	United Kingdom
BHFS Two Limited	United Kingdom
Bright Horizons Family Solutions, Ltd.	United Kingdom

Entity	Jurisdiction of Organization
Springfield Lodge Day Nursery (Swanscombe) Ltd.	United Kingdom
Springfield Lodge Day Nursery (Dartford) Ltd.	United Kingdom
Sam Bell Enterprises Ltd.	United Kingdom
Casterbridge Real Estate Limited	United Kingdom
Surculus Properties Ltd.	United Kingdom
Inglewood Day Nursery and College Ltd.	United Kingdom
Casterbridge Nurseries Ltd.	United Kingdom
Teddies Childcare Provision Limited	United Kingdom
Teddies Childcare Limited	United Kingdom
Teddies Nurseries Limited	United Kingdom
Teddies Sports Limited	United Kingdom
Bright Horizons Livingston, Ltd.	Scotland
Huntyard Ltd.	Jersey
Casterbridge Real Estate 2 Ltd.	United Kingdom
Casterbridge Care and Education Group Limited	United Kingdom
Casterbridge Nurseries (HH) Ltd.	United Kingdom
Casterbridge Care and Education Ltd.	United Kingdom
Casterbridge Nurseries (Eton Manor) Ltd.	United Kingdom
Casterbridge Nurseries (Gaynes Park) Ltd.	United Kingdom
Dolphin Nurseries (Tooting) Ltd.	United Kingdom
Dolphin Nurseries (Kingston) Ltd.	United Kingdom
Dolphin Nurseries (Bracknell) Ltd.	United Kingdom
Dolphin Nurseries (Caterham) Ltd.	United Kingdom
Dolphin Nurseries (Northwick Park) Ltd.	United Kingdom
Dolphin Nurseries (Banstead) Ltd.	United Kingdom
Kidsunlimited Group Limited	United Kingdom
Kids Corporate Trustees	United Kingdom
Kids of Wilmslow Limited	United Kingdom
Clairmont House Limited	United Kingdom
Kids (Warrington and Luton) Limited	United Kingdom
Kids Properties Limited	United Kingdom
Kidsunlimited Limited	United Kingdom
Tadpole Nurseries Limited	United Kingdom
Nursery Education for Employment Development Limited	United Kingdom
Active Learning Childcare (Guernsey) Limited	United Kingdom
Active Learning Childcare (UK) Limited	United Kingdom
Active Learning Childcare (JCCV) Limited	United Kingdom
ALP (2015) Limited	United Kingdom
Bright Horizons B.V.	Netherlands
Kindergarden Nederland B.V.	Netherlands
Bright Horizons Child Care Services Private Limited (1)	India
Bright Horizons Family Solutions Ltd. (2)	Canada
BHFS Three Limited	Ireland
Bright Horizons Family Solutions Ireland, Limited	Ireland
Allmont, Limited	Ireland
Bright Horizons Corp.	Puerto Rico

(1)	9,999 shares owned by Bright Horizons B.V., 1 share owned by BHFS Two Limited.
(2)	Stock is held 15% by Bright Horizons Family Solutions LLC and 85% by ChildrenFirst LLC.